Exhibit 10.1

                             BRIDGE LOAN AGREEMENT

     THIS BRIDGE LOAN AGREEMENT (this "Agreement") is made and entered into as of December 13, 2001 by and between RESTORAGEN, INC., a Delaware corporation ("Restoragen" or the "Company"), MEDTRONIC INTERNATIONAL, LTD., a Delaware corporation ("Medtronic"), and those persons listed on Exhibit A (Medtronic and each of such persons individually referred to as a "Lender"; collectively referred to as the "Lenders").

                                    RECITALS

     WHEREAS, each of the Lenders desires to lend Restoragen the principal amount set forth opposite such Lender's name on Exhibit A (the "Loans"), each such Loan to be evidenced by a Secured Convertible Promissory Note in the form attached hereto as Exhibit B (individually a "Note", collectively the "Notes");

     WHEREAS, Restoragen desires to grant Medtronic, as agent for itself and the other Lenders, a first priority security interest in Restoragen's intellectual property to secure payment of the Notes pursuant to a Security Agreement in the form attached hereto as Exhibit C (the "Security Agreement"); and

     WHEREAS, in partial consideration for making the Loans, Restoragen desires to issue each of the Lenders a warrant to purchase common stock of Restoragen in the form attached hereto as Exhibit D (individually a "Warrant", collectively the "Warrants").

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     1.1) Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

     "Affiliate" of a specified person (natural or juridical) means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. "Control" shall mean ownership of more than 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, and more than 50% of the voting power in the case of a business entity other than a corporation.

     "Agreement" means this Agreement and all Exhibits and Schedules hereto.

     "Closing" has the meaning set forth in Section 2.5.

     "Collateral" means as defined in the Security Agreement.

     "Common Stock" means the Company's Common Stock, par value $.01 per share.

     "Confidential Information" means discoveries, ideas, technology, know-how, trade secrets, processes, formulas, drawings and designs, and unpublished information disclosed (whether before or during the term of this Agreement) by one of the parties (the "disclosing party") to the other party (the "receiving party") or generated under this Agreement, and which is marked as proprietary or confidential as provided below, excluding information that:

          (a) was already in the possession of the receiving party prior to its receipt from the disclosing party (provided that the receiving party is able to provide the disclosing party with reasonable documentary proof thereof);

          (b) is or becomes part of the public domain by reason of acts not attributable to the receiving party;

          (c) is or becomes available to receiving party from a source other than the disclosing party which source, to the best of receiving party's knowledge, has rightfully obtained such information and has no obligation of non-disclosure or confidentiality to the disclosing party with respect thereto;

          (d) is independently developed by the receiving party completely without reference to any Confidential Information of the disclosing party, as evidenced by the receiving party's written records; or

          (e) has been or must be publicly disclosed by reason of legal, accounting or regulatory requirements beyond the reasonable control, and despite the reasonable efforts of the receiving party. In any such event, disclosure shall be subject to delivery of a prior written notice to the disclosing party, so that the disclosing party may seek a protective order or other appropriate remedy.

     All Confidential Information disclosed by one party to the other under this Agreement shall be in writing and bear a legend "Proprietary," "Confidential" or words of similar import or, if disclosed in any manner other than writing, shall be preceded by an oral statement indicating that the information is proprietary or confidential, and shall be followed by transmittal of a reasonably detailed written summary of the information provided to the receiving party with identification as Confidential Information designated as above within thirty (30) days (except in the case of information disclosed during any meetings of the Company's Board of Directors or any committee thereof).

     "Conversion Shares" means the shares of Preferred Stock or Common Stock issued or issuable upon conversion of the Notes.


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     "Environmental Laws or Regulations" means any federal, state or local statute, law, ordinance or regulation that relates to or deals with Hazardous Substances, human health or the environment, and all regulations promulgated by a regulatory body pursuant to any of the foregoing statutes, laws, regulations, or ordinances.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all regulations promulgated thereunder.

     "Exclusive Period" has the meaning set forth in Section 3.1.

     "Field" means the treatment or management of diabetes.

     "Financial Statements" means Restoragen's consolidated financial statements included in the SEC Documents.

     "Form S-3" means such form under the Securities Act in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     "GLP" means the peptide molecule known as GLP-1 (7-36) Amide.

     "Hazardous Substance" means asbestos, urea formaldehyde, polychlorinated biphenyls, nuclear fuel or materials, chemical waste, radioactive materials, explosives, known carcinogens, petroleum products, pesticides, fertilizers, or other substance which is dangerous, toxic, or hazardous, or which is a pollutant, contaminant, chemical, material or substance defined as hazardous or as a pollutant or contaminant in, or the use, transportation, storage, release or disposal of which is regulated by, any Environmental Laws or Regulations.

     "Holder" means Medtronic or any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Article 8.

     "Intellectual Property" means letters patent and patent applications; trademarks, service marks and registrations thereof and applications therefor; copyrights and copyright registrations and applications; all discoveries, ideas, technology, know-how, trade secrets, processes, formulas, drawings and designs, computer programs or software; and all amendments, modifications, and improvements to any of the foregoing.

     "Indemnifiable Losses" has the meaning set forth in Section 9.1.

     "knowledge" means actual knowledge of a fact or the knowledge which such person could reasonably be expected to have based on reasonable inquiry. The knowledge of the Company shall include the knowledge of those executive officers and other members of management listed in the Company's 2001 Proxy Statement.


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     "Lead Investors" means each of the SMS Group (acting by the vote or consent of the holders of a majority of the aggregate principal amount of Notes issued to the SMS Group) and Medtronic.

     "Liens" means liens, mortgages, charges, security interests, claims, voting trusts, pledges, encumbrances, options, assessments, restrictions, or third-party or spousal interests of any nature.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, results of operations, assets (including intangible assets), liabilities or condition (financial or otherwise) of Restoragen and the Restoragen Subsidiaries, taken as a whole, or (b) the ability of Restoragen to perform its obligations under this Agreement or any of the Transaction Documents or any other agreement or instrument to be entered into in connection with this Agreement.

     "Notes" means as defined in the Recitals.

     "Preferred Stock" means any class or series of Restoragen capital stock having a preference over the common stock upon a liquidation of Restoragen.

     "Product Liability" means any liability, claim or expense, including but not limited to attorneys' fees and medical expenses, arising in whole or in part out of a breach of any express or implied product warranty, strict liability in tort, negligent manufacture of product, negligent provision of services, product recall, or any other allegation of liability arising from the design, testing, manufacture, packaging, labeling (including instructions for use), or sale of products; provided that any such liability, claim or expense relates to a product that is designed, manufactured or sold by Restoragen or any Restoragen Subsidiary.

     "Proposed Transaction" has the meaning set forth in Section 3.1.

     "Real Property" means and is limited to that portion of any real property with respect to which Restoragen or any Restoragen Subsidiary has or had a leasehold interest, as such portion of real property is defined in the lease relating to such real property, between Restoragen or any Restoragen Subsidiary, as tenant, and the owner of such property, and any real property owned by Restoragen or any Restoragen Subsidiary prior to or as of the date of this Agreement.

     "Register," "Registered," and "Registration" mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of effectiveness of such registration statement.

     "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Notes or the Conversion Shares or upon exercise of the Warrants, and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Stock referenced in the preceding clause (i). Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 under the Securities Act or sold in a


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private transaction in which the transferor's rights under Article 8 of this
Agreement are not assigned.

     "Registration Expenses" means all expenses incurred by the Company in complying with Article 8 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, reasonable fees and disbursements of a single special counsel for the Holders of Registrable Securities, and blue sky fees and expenses (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

     "Restoragen's Notice" has the meaning set forth in Section 3.1.

     "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "SEC Documents" means all documents filed by Restoragen with the SEC after December 31, 2000.

     "Secured Party" means as defined in the Security Agreement.

     "Securities Act" means the United States Securities Act of 1933, as amended, and all regulations promulgated thereunder.

     "Security Agreement" means as defined in the Recitals.

     "Selling Expenses" means all underwriting discounts and commissions applicable to a sale of Registrable Securities.

     "SMS Group" means the Lenders set forth on Exhibit A hereto or their permitted successors and assigns of Notes issued hereunder.

     "SMS Securities" means SMS Securities Sigg Merkli Schroedel AG, a company organized under the laws of Switzerland.

     "Transaction Documents" means the Notes, the Warrants and the Security Agreement.

     "Warrants" means as defined in the Recitals.

     "Warrant Shares" means the shares of Common Stock issued or issuable upon exercise of the Warrants.

     1.2) Definitional Provisions.

          (a) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.


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


          (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. Terms referring to a masculine gender shall be deemed to refer to the feminine or neuter genders, as applicable.

          (c) References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to or referenced in this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement.

          (d) The term "person" includes any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

          (e) The term "dollars" or "$" shall refer to the currency of the United States of America.

          (f) All references to time shall refer to Minneapolis, Minnesota time.

                                   ARTICLE 2
                          LOANS AND SECURITY INTEREST

     2.1) Loan. Subject to the terms and conditions hereof, at the Closing, Medtronic shall loan Restoragen the principal amount of Ten Million Dollars ($10,000,000) and each of the other Lenders shall loan to Restoragen the principal amount set forth opposite such Lender's name on Exhibit A. Each Loan shall be evidenced by a Note to be executed and delivered by Restoragen at the Closing.

     2.2) Warrants. At the Closing, Restoragen shall issue and deliver to each Lender a Warrant.

     2.3) Use of Proceeds. Restoragen shall use proceeds of the Loans solely for product development of Restoragen's current products and related operating and administrative costs. Without limiting the generality of the foregoing, Restoragen shall not use any proceeds of the Loans to redeem shares owned by or make distributions or loans to any shareholders of Restoragen or repay existing debt obligations; except that Restoragen may use proceeds of the Loans to (i) redeem shares of its Series F Preferred Stock to the extent waivers of the mandatory redemption provision have not been obtained and (ii) pay a commission of 6% to SMS Securities with respect to $8 million of Loan proceeds and reimburse SMS Securities and Medtronic for reasonable expenses not to exceed $20,000 each.

     2.4) Security Agreement and Intercreditor Provisions.

     (a) At the Closing, Restoragen and Medtronic, as agent for itself and the other Lenders, shall execute and deliver the Security Agreement. At the Closing, Restoragen shall also


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


execute and deliver such financing statements and other documents evidencing the security interest created by the Security Agreement as Medtronic may reasonably request.

     (b) All of the Lenders agree that notwithstanding the date, manner or order of attachment or perfection of any security interest and regardless of any priority otherwise available by law or by agreement, the Lenders' security interests in the Collateral shall be of equal priority, and any recovery by any Secured Party of the Collateral shall be shared ratably in proportion to the respective amounts of the Notes then due and owing to the Secured Parties in accordance with the priorities established in subsection (d) below.

     (c) Notwithstanding anything to the contrary in any agreement, instrument or other document executed and delivered by Restoragen to any Lender, upon any default under any Note, only Medtronic or its successor, as agent for the Lenders, shall have the right to take possession of, or take legal action with respect to, the Collateral, and the other Lenders each agree to be joined at each Lender's own expense in any such action in the event such joinder is required by any court. Medtronic shall give the other Lenders at least 10 days written notice prior to selling or otherwise disposing of any Collateral. In the event Medtronic proceeds under this Section with respect to any item of Collateral, it recognizes its obligation to the other Lenders to proceed with respect to such Collateral in a "commercially reasonable manner," as such term has been defined and construed under the Uniform Commercial Code. Medtronic's obligation hereunder to proceed in a commercially reasonable manner and to share proceeds as required under this Section 2.4 shall represent the sole obligation of Medtronic with respect to any item of Collateral, and each Lender hereby waives any other claim, right or remedy against the other Lenders, including Medtronic which such Lender may have arising out of this Agreement or the Security Agreement. Without in any way limiting the generality of the foregoing, no Lender shall be deemed a "fiduciary" to or for the other Lenders in any respect.

     (d) The proceeds of any sale, disposition or other realization upon the Collateral shall be applied in the following order of priorities:

          (i) First, to the payment in full of the expenses of such sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by any Lender in connection therewith, including reasonable attorneys' fees and disbursements;

          (ii) Second, to the payment in full of all obligations owed by the Company to the Lenders, whether due or not, and all accrued and unpaid interest thereon, ratably (according to the proportion of (i) the amount of obligations owed to a Lender to (ii) the aggregate amounts of obligations owed to all of such Lenders other than Medtronic) and in pari passu; and

          (iii) Third, to pay to such other parties as their interests may appear, or to the Debtor or the Debtor's representatives or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.


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


     (e) Neither Medtronic nor any other Lender shall be obligated to marshal any assets of Restoragen or any other person in which it has a lien or security interest before enforcing its rights against any of the Collateral.

     2.5) Closing. The closing of the Loans (the "Closing") shall take place following the satisfaction or waiver of all of the conditions to the obligations set forth in Article 7 herein or at such other time and date and in such location and manner (e.g. via telecopy with executed originals to follow via overnight courier) as the parties mutually agree. If the conditions set forth in Article 7 are satisfied at the time of signing this Agreement, then the Closing shall take place simultaneously with the signing of this Agreement. At the Closing, each Lender shall deliver to Restoragen, via wire transfer to an account designated by Restoragen, the principal amount of the Loan being made by such Lender. All matters at each Closing shall be considered to have taken place simultaneously and no delivery of any document shall be deemed complete until all transactions and deliveries of documents are completed.

                                   ARTICLE 3
                         DISTRIBUTION AND OTHER RIGHTS

     3.1) Right of First Offer/First Negotiation for Distribution Rights.

          (a) In the event that Restoragen or any of its Affiliates proposes to sell GLP in the Field anywhere in the world on other than a direct selling basis, Restoragen shall not enter, and shall cause each Affiliate not to enter, into any transaction of the general types described in Section 3.1(b) below without first giving the Restoragen's Notice (as defined below) to Medtronic with respect thereto and complying with the terms of this Section 3.1.

          (b) In the event that (referred to as a "Proposed Transaction"):

               (i) Restoragen or any of its Affiliates receives a bona fide offer from a third party regarding the grant by Restoragen or such Affiliate of marketing, distribution, or sales representative rights for GLP for use in the Field, or

               (ii) Restoragen or any of its Affiliates determines that it wishes to grant, or to explore the possibility of granting, licenses to market, distribute, or sell GLP for use in the Field (including, without limitation, a determination to seek indications of interest with respect to such a transaction or agreement), then Restoragen shall, within five days after such event, notify Medtronic in writing of Restoragen's or such Affiliate's receipt of such offer described in clause (i) above or Restoragen's or such Affiliate's determination described in clause (ii) above ("Restoragen's Notice"). Restoragen's Notice shall set forth, as applicable, the material terms and provisions of such offer described in clause (i) above or, in the case of a determination described in clause (ii) above, the material terms and provisions upon which Restoragen or such Affiliate would be willing to enter into any such a transaction with Medtronic.


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


          (c) During the 60-day period following Medtronic's receipt of Restoragen's Notice with respect to any Proposed Transaction (the "Exclusive Period"), Restoragen shall negotiate, and shall cause each Affiliate to negotiate, in good faith exclusively with Medtronic regarding the entry into the Proposed Transaction with Medtronic. During the Exclusive Period, Restoragen will not, and will cause each Affiliate not to, solicit offers from, negotiate with, or provide information to any third party regarding the Proposed Transaction.

          (d) If Medtronic and Restoragen or such Affiliate fail to reach a mutual agreement upon the terms and provisions of the Proposed Transaction during the Exclusive Period, then Restoragen and its Affiliates shall have 180 days from the expiration of the Exclusive Period in which to negotiate and enter into definitive agreements for the Proposed Transaction with the third party whose bona fide offer was described in Restoragen's Notice (with respect to a Proposed Transaction described in paragraph (b)(i) above) or with any third party (with respect to a Proposed Transaction described in paragraph (b)(ii) above); provided, however, that Restoragen shall not enter into definitive agreements with any such third party with respect to such Proposed Transaction unless the terms and provisions thereof have been found by Restoragen's Board in good faith to be, in the aggregate, more favorable to Restoragen than the final terms and provisions proposed by Medtronic during the Exclusive Period. If Restoragen fails to enter into definitive agreements with respect to such Proposed Transaction within such 180-day period, then Medtronic's rights under this Section 3.1 shall be reinstated and Restoragen may not enter into such Proposed Transaction without first giving Medtronic a new Restoragen's Notice and complying with the terms of this Section 3.1.

     3.2) Board Representative.

          (a) With respect to each of the Lead Investors, so long as either (i) the Note issued to such Lead Investor remains outstanding or (ii) such Lead Investor (together with its Affiliates) owns at least an aggregate of 5% of the issued and outstanding shares of Restoragen Common Stock (assuming conversion of the Notes and conversion of all Restoragen Preferred Stock), Restoragen shall permit each such Lead Investor to designate one person as a voting member of the Board of Directors. If such Lead Investor's representative has a change in employment responsibilities or ceases to be employed by such Lead Investor, such Lead Investor shall be entitled to designate a replacement for its representative. Each Lead Investor's representative shall receive all notices, documents, and other information in the same time and manner as such information is supplied to members of the Board of Directors. Restoragen shall make reasonable efforts to permit such Lead Investor's representative to participate in Board of Directors meetings by telephone if such representative is unable to attend in person. Restoragen agrees to pay the reasonable expenses incurred by such Lead Investor's representative in connection with attending Board of Directors meetings if and to the extent that Restoragen pays any expenses of any other member of the Board of Directors.


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          (b) Each of the Lenders who are part of the SMS Group acknowledges that Erich Sager, who is already a member of the Company's Board of Directors, shall initially be their designated representative. Restoragen agrees to nominate Medtronic's designee for election to the Board of Directors and to use its best efforts to cause Medtronic's designee to be so elected within 60 days after Restoragen's receipt of Medtronic's written notice of the identity of its representative. In any and all future elections of directors of Restoragen (whether at a meeting or by written consent in lieu of a meeting), each of the Lenders shall vote or cause to be voted all shares of Restoragen capital stock now or hereafter owned by such Lender, or over which such Lender has voting control, and otherwise use such Lender's best efforts, so as to elect each Lead Investor's representative to the Board of Directors. No Lender shall vote to remove any Lead Investor's representative from the Board or Directors unless requested in writing by such Lead Investor. Each Lender hereby agrees that such Lender will not sell, transfer or otherwise dispose of (or enter into a binding agreement to sell, transfer or otherwise dispose of) all or any of such Lender's shares of Restoragen capital stock, whether now owned or hereafter acquired, except for transfers to persons who agree to be bound by the provisions of this Section 3.2 with respect to such transferred shares. Each Lender and Restoragen agree to cause a legend to be printed on all certificates issued or reissued on or after the date hereof representing shares of Restoragen capital stock owned beneficially or of record by a Lender with the following legend:

          "The shares represented by this certificate are subject to Section
          3.2 of a Bridge Loan Agreement dated December 13, 2001 among Medtronic International, Ltd., Restoragen Inc. and the registered holder hereof."

          (c) Each Lead Investor shall receive from Restoragen notices of all meetings of the Board of Directors, including without limitation telephonic meetings, and each Lead Investor shall receive, with such limitations provided herein, any materials distributed for such meeting, and may send one representative to such meetings.

          (d) Medtronic's and SMS Group's rights pursuant to this Section 3.2 shall terminate upon the closing of an initial public offering by Restoragen.

                                   ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF RESTORAGEN

     Attached hereto is a Schedule of Exceptions containing sections numbered to correspond to the sections of this Article 4 (the "Schedule of Exceptions"). Except as specifically set forth in the corresponding section of the Schedule of Exceptions (or in any other section of the Schedule of Exceptions so long as the applicability of such disclosure to the particular representation and warranty which such disclosure is intended to modify is reasonably apparent), Restoragen hereby represents and warrants to each of the Lenders as follows as of the date hereof and as of the Closing.

     4.1) Organization, Qualifications and Corporate Power. Restoragen is a corporation duly incorporated, validly existing under the laws of the State of Delaware. Restoragen has the


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corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted by it, to execute, deliver and perform this Agreement and the Transaction Documents and to issue, sell and deliver the Conversion Shares and the Warrant Shares.

     4.2) Capitalization. Schedule 4.2 of the Schedule of Exceptions sets forth a list of all outstanding shares of Restoragen capital stock and all outstanding warrants, options, convertible notes and other rights to acquire Restoragen capital stock (including the exercise or conversion prices thereof). All such issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with, or pursuant to an exemption from, all applicable securities laws. Except as set forth in the SEC Documents, there are no shareholder agreements or other agreements, understandings, or commitments relating to or otherwise affecting the capital stock of Restoragen.

     4.3) Authorization of Agreement, Etc.

          (a) The execution and delivery by Restoragen of this Agreement and the Transaction Documents, the performance by Restoragen of its obligations hereunder and thereunder, and the issuance, sale and delivery of the Conversion Shares and Warrant Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the certificate of incorporation or bylaws of Restoragen, as amended, or any provision of any indenture, agreement or other instrument to which Restoragen or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of Restoragen.

          (b) The Conversion Shares and Warrant Shares have been duly reserved for issuance and, if and when so issued in accordance with the Notes or the Warrants, will be duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and will be free and clear of all Liens imposed by or through Restoragen. Except as set forth in Schedule 4.3 of the Schedule of Exceptions, neither the issuance, sale or delivery of the Conversion Shares or the Warrant Shares is subject to any preemptive right of stockholders of Restoragen or lenders to Restoragen, or to any right of first refusal, co-sale or other right in favor of any person, including stockholders of Restoragen and lenders of Restoragen, that has not been fully complied with or duly waived.

          (c) No consents, approvals, waivers or authorizations of any third party are legally or contractually required on the part of Restoragen to enter into the transactions contemplated hereby.


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     4.4) Subsidiaries. Except for the entities listed in Schedule 4.4 of the
Schedule of Exceptions (such entities referred to as the "Restoragen Subsidiaries"), Restoragen has no subsidiaries.

     4.5) Validity. This Agreement and the Transaction Documents have been duly executed and delivered by Restoragen and constitute the legal, valid and binding obligations of Restoragen, enforceable in accordance with their terms, subject, as to the enforcement of remedies, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally.

     4.6 SEC Documents; Financial Statements. Restoragen has filed in a timely manner all documents that Restoragen was required to file with the SEC during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates, all SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable. None of the SEC Documents contained, as of their respective dates, any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and such SEC Documents, when read as a whole, do not contain any untrue statements of a material fact and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statements comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied, and fairly present Restoragen's consolidated financial position as of the dates thereof and the results of Restoragen's consolidated operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). Except as set forth in the Financial Statements, neither Restoragen nor any Restoragen Subsidiaries has any liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to September 31, 2001, and liabilities of the type not required under United States generally accepted accounting principles to be reflected in such Financial Statements. Such liabilities incurred subsequent to September 31, 2001, are not, in the aggregate, material to the consolidated financial condition or operating results of Restoragen and the Restoragen Subsidiaries.

     4.7) Litigation; Compliance with Law. Except as set forth in the SEC Documents, there is no (i) action, suit, claim, proceeding or investigation pending or, to Restoragen's knowledge, threatened against or affecting Restoragen or any of the Restoragen Subsidiaries, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to Restoragen or any of the Restoragen Subsidiaries pending under collective bargaining agreements or otherwise, or
(iii) governmental inquiry pending or, to Restoragen's knowledge, threatened against Restoragen or any of the Restoragen Subsidiaries (including without limitation any inquiry as to the qualification of Restoragen or any of the Restoragen Subsidiaries to hold or receive any license or permit), and, to the Company's knowledge, there is no basis for any of the foregoing. Restoragen and each of the Restoragen Subsidiaries has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, except when the failure to so comply would not have a Material Adverse Effect. Restoragen and each of the Restoragen Subsidiaries has all necessary permits, licenses and other authorizations required to conduct its business as conducted, and has no reason to believe that Restoragen and each of the Restoragen Subsidiaries will not obtain the same with respect to its business as proposed to be conducted, which, if not obtained, would have, either individually or in the aggregate, a Material Adverse Effect.

     4.8) Proprietary Information of Third Parties. No third party has claimed or to the knowledge of Restoragen has reason to claim that any person employed by or affiliated with Restoragen or any of the Restoragen Subsidiaries has (i) violated or may be violating any of the terms or conditions of his employment, non-competition or nondisclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

     4.9) Title to Properties. Restoragen or the Restoragen Subsidiaries have good and marketable title to or a valid leasehold interest in their properties and assets reflected on the September 31, 2001 balance sheet included within the Financial Statements or acquired by Restoragen or any of the Restoragen Subsidiaries since the date of such balance sheet (other than properties and assets disposed of in the ordinary course of business since the date of such balance sheet), and all such properties and assets owned by Restoragen or any of the Restoragen Subsidiaries (except for equipment leases) are free and clear of all Liens except for Liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company and the Restoragen Subsidiaries taken as a whole.

     4.10) Leasehold Interests. Each lease or agreement to which Restoragen or any of the Restoragen Subsidiaries is a party under which it is a lessee of any property, real or personal, is a valid and existing agreement without any default of Restoragen or any of the Restoragen Subsidiaries thereunder and, to Restoragen's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by Restoragen or any of the Restoragen Subsidiaries under any such lease or agreement or, to Restoragen's knowledge, by any other party thereto.

     4.11) Taxes. Other than as set forth in Schedule 4.11 of the Schedule of Exceptions, Restoragen and each of the Restoragen Subsidiaries has timely filed all tax returns required to be filed by it, and Restoragen or such Restoragen Subsidiary has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which Restoragen or such Restoragen Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties. All such taxes with respect to which Restoragen or any of the Restoragen Subsidiaries has become obligated pursuant to elections made by Restoragen or such Restoragen

Subsidiary in accordance with generally accepted practice have been paid and adequate reserves have been established for all taxes accrued but not yet payable. No deficiency assessment with respect to or proposed adjustment of Restoragen's or any of the Restoragen Subsidiaries' taxes is pending or, to Restoragen's knowledge, threatened.

     4.12) No Defaults. Other than as set forth in Schedule 4.12 of the Schedule of Exceptions, Restoragen and each of the Restoragen Subsidiaries, and to the best of Restoragen's knowledge, each other party thereto, have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any material lease, agreement or contract now in effect to which Restoragen or any of the Restoragen Subsidiaries is a party or by which it or its property may be bound. Restoragen and each of the Restoragen Subsidiaries has no present expectation or intention of not fully performing all its obligations under each such material lease, contract or other agreement, and Restoragen has no knowledge of any breach or anticipated breach by the other party to any contract or commitment to which Restoragen or any Restoragen Subsidiary is a party. Restoragen and each Restoragen Subsidiary is in full compliance with all of the terms and provisions of its respective articles or certificate of incorporation and bylaws, as amended.

     4.13) Patents, Trademarks, Etc. Except as set forth in Schedule 4.13 of the Schedule of Exceptions, to Restoragen's knowledge, Restoragen and each Restoragen Subsidiary owns or possesses licenses or other rights to use all Intellectual Property necessary to or used in the conduct of its business as conducted and as proposed to be conducted by it, free and clear of any Liens of any kind (and without any obligation of Restoragen or such Restoragen Subsidiary to any person or entity for royalties, fees or commissions). No claim is pending or, to Restoragen's knowledge, threatened to the effect that the operations of Restoragen or any Restoragen Subsidiary infringe upon or conflict with the asserted rights of any other person under any Intellectual Property and, to the Company's knowledge, there is no basis for any such claim. Such Intellectual Property owned or licensed by Restoragen or any Restoragen Subsidiary, or which Restoragen or any Restoragen Subsidiary otherwise has the right to use, is valid and enforceable and has not been challenged in any judicial or administrative proceeding. No claim is pending or, to Restoragen's knowledge, threatened to the effect that any such Intellectual Property owned or licensed by Restoragen or any Restoragen Subsidiary , or which Restoragen or any Restoragen Subsidiary otherwise has the right to use, is invalid or unenforceable by Restoragen or such Restoragen Subsidiary, and to Restoragen's knowledge there is no basis for any such claim (whether or not pending or threatened). To Restoragen's knowledge, no person or entity nor such person's or entity's business or products has infringed, misused, misappropriated or conflicted with such Intellectual Property owned or licensed by Restoragen or any Restoragen Subsidiary, or which Restoragen or such Restoragen Subsidiary otherwise has the right to use or currently is infringing, misusing, misappropriating or conflicting with such Intellectual Property owned or licensed by Restoragen, or which Restoragen otherwise has the right to use. Restoragen has made all statutorily required filings, if any, to record its interests and taken reasonable actions to protect its rights in such Intellectual Property owned or licensed by Restoragen or any Restoragen Subsidiary, or which Restoragen or any Restoragen Subsidiary otherwise has the right to use. All employees and consultants of the Company and each Restoragen Subsidiary have signed a confidentiality and assignment of inventions agreement in a form previously provided to Medtronic, and each such agreement is the legal, binding and enforceable obligation of such employee or consultant, except as may be limited by laws affecting creditors' rights generally or by judicial limitations on the right to specific performance or other equitable remedies. To Restoragen's knowledge, all proprietary technical information developed by and belonging to Restoragen or any Restoragen Subsidiary which has not been patented has been kept confidential.

     4.14) Product Liability Claims. Neither Restoragen nor any Restoragen Subsidiary has ever incurred any uninsured or insured Product Liability, or received a claim based upon alleged Product Liability, and to Restoragen's knowledge no basis for any such claim exists.

     4.15) Relations with Suppliers. No current supplier of Restoragen or any Restoragen Subsidiary has cancelled any material contract or material order for provision, and there has been no threat by any such supplier not to provide raw materials, products, supplies, or services to Restoragen or any Restoragen Subsidiary.

     4.16) Agreements; Certain Actions.

          (a) Except as set forth in the SEC Documents, there are no agreements, understandings or proposed transactions in excess of $60,000 between Restoragen or any Restoragen Subsidiary and any of its officers, directors or shareholders, or any Affiliate thereof.

          (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which Restoragen or any of the Restoragen Subsidiaries is a party or by which it is bound which involve (i) obligations (contingent or otherwise) of, or payments from, Restoragen or any Restoragen Subsidiary in excess of $50,000 other than those incurred or entered into in the ordinary course of business, (ii) the license of any patent, copyright, trade secret, or other proprietary right to or from Restoragen or any Restoragen Subsidiary, (iii) provisions restricting or affecting the development, manufacture or distribution of Restoragen's or any Restoragen Subsidiary's products or services, or (iv) indemnification by Restoragen or any Restoragen Subsidiary with respect to infringement of proprietary rights.

          (c) Since September 31, 2001, neither Restoragen nor any Restoragen Subsidiary (except for transactions between Restoragen and any Restoragen Subsidiary) has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred, other than those incurred or entered into in the ordinary course of business, any indebtedness for money borrowed or any other liabilities individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000 in excess of $100,000 in the aggregate, (iii) made, other than those incurred or entered into in the ordinary course of business, any loans or advances to any person, other than ordinary advances for travel and other expenses incurred on behalf of Restoragen or any Restoragen Subsidiary, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

          (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities Restoragen has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

     4.17) Environmental Matters. Restoragen and each Restoragen Subsidiary has obtained, and is in compliance with, all permits, licenses or other approvals necessary under the Environmental Laws or Regulations with respect to its business or assets, and is in compliance in all material respects with all Environmental Laws or Regulations. No material capital or other expenditures are necessary so that Restoragen's and each Restoragen Subsidiary's business and assets comply fully with any Environmental Law or Regulation. To Restoragen's knowledge, neither Restoragen, any Restoragen Subsidiary nor its business or assets have been or are subject to any actual or threatened investigations, administrative proceedings, litigation, regulatory hearings, or other action threatened, proposed or pending that alleges (i) actual or threatened violation of or noncompliance with any Environmental Law or Regulation, or (ii) actual or threatened personal injury or property damage or contamination of any kind resulting from a release or threatened release of a Hazardous Substance with respect to Restoragen's or such Restoragen Subsidiary's business or assets. Neither Restoragen nor any Restoragen Subsidiary has taken any action or failed to take any action that might result in (i) actual or threatened violation of or noncompliance with any Environmental Law or Regulation, or (ii) actual or threatened personal injury or property damage or contamination of any kind. With respect to the Real Property, to Restoragen's knowledge (i) no above-ground or underground storage tanks for Hazardous Substances are or were present on such Real Property or any improvements or structures thereon, except for above-ground storage tanks that are in compliance with all applicable Environmental Laws or Regulations, (ii) such Real Property is not listed on any local, state or federal list of hazardous waste sites, (iii) no Lien in favor of any governmental authority in response to a release or threatened release of any Hazardous Substance has been filed or attached to such Real Property, (iv) no person has used or is using any portion of such Real Property for the handling, processing, storage or disposal of Hazardous Substances except in compliance with applicable Environmental Laws and Regulations, (v) in the course of any activities conducted by Restoragen or any Restoragen Subsidiary, no Hazardous Substances have been generated or are being used on such Real Property except in compliance with applicable Environmental Laws or Regulations, (vi) neither Restoragen, any Restoragen Subsidiary nor any other person has caused or is causing any releases or threatened releases of Hazardous Substances adjacent, on, to, from or under such Real Property except in compliance with applicable Environmental Laws and Regulations, and (vii) any Hazardous Substances that have been generated by Restoragen or any Restoragen Subsidiary on any of such Real Property have been transported offsite and have been treated or disposed of in compliance with applicable Environmental Laws and Regulations.

     4.18) Government Approvals. No registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by Restoragen of this Agreement or the Transaction Documents or for the issuance, sale and delivery of the Conversion Shares or the

Warrant Shares, other than filings pursuant to applicable laws (all of which filings have been made or will be timely made by Restoragen) in connection with the issuance of the Conversion Shares and the Warrant Shares.

     4.19) Brokers. Except for the commission and reimbursement of expenses described in Section 2.3, Restoragen has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

     4.20 Employees. To the Company's knowledge, no employee of the Company or any Restoragen Subsidiary is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement with any third party, the terms of which would restrict the right of any such employee to be employed by the Company or any Restoragen Subsidiary because of the nature of the business conducted or to be conducted by the Company or for any other reason or would conflict with such employee's obligation to use his best efforts to promote the interests of the Company or any Restoragen Subsidiary, and the continued employment by the Company or any Restoragen Subsidiary of its present employees will not to, the Company's knowledge, result in any such violations. There are no strikes or other labor disputes against the Company or any Restoragen Subsidiary pending or, to the knowledge of the Company, threatened that would materially and adversely affect the business, properties, assets or financial condition of the Company or any Restoragen Subsidiary. Neither the Company nor any Restoragen Subsidiary is a party to or bound by any collective bargaining agreement or other labor agreement with any bargaining agent (exclusive or otherwise) of any of its employees.

     4.21 Insurance. The Company and each Restoragen Subsidiary maintains (i) insurance on all material assets of a type customarily insured, covering property damage by fire or other casualty; and (ii) adequate insurance protection against all liabilities, claims, and risks against which it is customary to insure.

     4.22 Disclosure. To the knowledge of the Company, neither this Agreement, the Transaction Documents nor any other documents, certificates or other items delivered pursuant hereto or thereto contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. Except as set forth in the Schedule of Exceptions, there is no fact which Restoragen has not disclosed to each Lender or its counsel and of which Restoragen is aware which could reasonably be expected to have a Material Adverse Effect. Restoragen has delivered or made available to each Lender a complete and accurate copy of each agreement referenced in the Schedule of Exceptions.

                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF LENDERS

     Each of the Lenders, severally and not jointly, represents and warrants to Restoragen as follows with respect to such Lender:

     5.1) Purchase of Notes and Conversion Shares. Such Lender is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Notes, the Warrants, the Conversion Shares or the Warrant

Shares. Without limitation on such Lender's right to rely on the representations and warranties set forth in Article 4, such Lender has sufficient knowledge and experience in investing in companies similar to Restoragen in terms of Restoragen's stage of development so as to be able to evaluate the risks and merits of such Lender's investment in Restoragen and such Lender is able financially to bear the risks thereof. Without limitation on such Lender's right to rely on the representations and warranties set forth in Article 4, such Lender has had an opportunity to discuss Restoragen's business, management and financial affairs with Restoragen's management, ask questions and examine documents related to the business of Restoragen. The Notes, the Warrants, Conversion Shares and the Warrant Shares are being acquired for such Lender's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Such Lender understands that (i) the Notes, the Warrants, Conversion Shares and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Notes, the Warrants, Conversion Shares and the Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Notes, the Warrants, Conversion Shares and the Warrant Shares will bear a legend to such effect, and Restoragen will make a notation on its transfer books to such effect.

     5.2) Organization, Qualifications and Corporate Power. Such Lender, if an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification and where the failure to be so licensed or qualified would have a material adverse effect on such Lender. Such Lender has the corporate power and authority to own and hold its properties and to carry on its businesses as now conducted and as proposed to be conducted, to execute, deliver and perform this agreement, and to purchase the Notes, the Warrants, Conversion Shares and the Warrant Shares.

     5.3) Authority.

          (a) The execution and delivery by such Lender of this Agreement and the performance by such Lender of its obligations hereunder will not violate any provision of law (assuming the accuracy of the representations set forth in Article 4), any order of any court or other agency of government, the Articles of Incorporation, By-laws or other governing instruments of such Lender, as amended, or any provision of any indenture, agreement or other instrument to which such Lender or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of such Lender.

          (b) No consents, approvals, waivers or authorizations are legally or contractually required on the part of such Lender to enter into the transactions contemplated hereby.

     5.4) Validity. This Agreement has been duly executed and delivered by such Lender and constitutes the legal, valid and binding obligations of such Lender, enforceable in accordance with their terms, subject, as to the enforcement of remedies, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally.

                                   ARTICLE 6
                                   COVENANTS

     Restoragen covenants to the Lenders that for so long as any Notes remain outstanding or such Lender (together with its Affiliates) owns at least and aggregate of 5% of issued and outstanding shares of Restoragen Common Stock (assuming conversion of the Notes and conversion of all Restoragen Preferred Stock):

     6.1) Financial Statements, Reports, Etc. Restoragen shall furnish to each
Lender:

          (a) within ninety (90) days after the end of each fiscal year of Restoragen, a balance sheet of Restoragen as of the end of such fiscal year and the related statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with GAAP and certified by a firm of independent public accountants;

          (b) within forty-five (45) days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year) an unaudited balance sheet of Restoragen and the related statements of income, stockholders' equity and cash flows, and certified by the Chief Financial Officer of Restoragen, such balance sheet to be as of the end of such fiscal quarter and such statements of income, stockholders' equity and cash flows to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter, in each case with comparative statements for the corresponding period in the prior fiscal year;

          (c) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in Section 4.7 that would likely have a Material Adverse Effect; and

          (d) promptly, from time to time, such other information regarding the business, financial condition, operations, property or affairs of Restoragen and its subsidiaries as Medtronic may reasonably request.

     6.2) Reporting Status; Eligibility to Use Form S-3. Restoragen's Common Stock is registered under Section 12 of the Exchange Act. Restoragen will timely file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the reporting requirements of the Exchange Act, and Restoragen will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. Restoragen currently meets, and will take all reasonably necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3 (or any successor registration form thereto) to enable the registration of the Registrable Securities.

     6.3) Inspection, Consultation and Advice. Restoragen shall permit each Lender and such persons as it may designate, at such Lender's expense, upon reasonable notice and at such times as such Lender may reasonably request to visit and inspect any of the properties of Restoragen or any Restoragen Subsidiary, examine its books and take copies and extracts therefrom, discuss the affairs, finances and accounts of Restoragen and the Restoragen Subsidiaries with its officers, employees and public accountants (and Restoragen hereby authorizes said accountants to discuss with each Lender and such designees such affairs, finances and accounts), and consult with the management of Restoragen as to Restoragen's and its subsidiaries' affairs, finances and accounts, all at reasonable times and upon reasonable notice. All such information shall be subject to Section 10.1 hereof.

     6.4) Transactions with Affiliates. Except for transactions contemplated by this Agreement or as otherwise approved by the Company's Board of Directors, the Company shall not enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of the Company, any member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

     6.5) Use of Medtronic Name. The Company shall not, except with the written consent of Medtronic or to the extent already disclosed in the SEC Documents or required by the Exchange Act, use Medtronic's name or that of any Affiliate of Medtronic.

     6.6) Conditions to Closing. Restoragen shall use its reasonable best efforts to cause the conditions set forth in Article 7 to occur as soon as practicable.

     6.7) Employee Agreements. Consistent with past practice, the Company and each Restoragen Subsidiary shall obtain from each employee or consultant of the Company or such Restoragen Subsidiary an agreement providing reasonable and customary protections to the Company or such Restoragen Subsidiary regarding the confidentiality of the Company's or such Restoragen Subsidiary's information and the ownership by the Company or such Restoragen Subsidiary of inventions of such employee or consultant.

     6.8) Series A Preferred. The Company shall use its best efforts to obtain, prior to the conversion of any Notes, from the holder(s) of all outstanding Company Series A Preferred Stock a written waiver of the right of such holder(s) to appoint one-third of the members of the Company's Board of Directors in the event of certain failures by the Company to pay dividends on such Series A Preferred Stock.

                                   ARTICLE 7
                    CONDITIONS TO THE OBLIGATIONS OF LENDERS

     The obligation of each of the Lenders to make such Lender's respective Loan pursuant to Section 2.1 at the Closing is, at its option, subject to the satisfaction, on or before such Closing, of the conditions set forth in Sections 7.1 through 7.10 inclusive.

     7.1) Representations and Warranties. The representations and warranties contained in Article 4 shall be true, complete and correct as of the date hereof and as of the Closing (as though such representations and warranties had been made on and as of such dates), and the President and Chief Financial Officer of Restoragen shall have certified to such effect to the Lenders in writing.

     7.2) Performance. Restoragen shall have performed and complied in all material respects with all agreements contained herein, and in the agreements, documents and instruments contemplated hereby which are required to be performed or complied with by it prior to or at the date of Closing, and the President and Chief Financial Officer of Restoragen shall have certified to the Lenders in writing to such effect.

     7.3) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by Restoragen in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Medtronic and its counsel, and Medtronic and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

     7.4) Supporting Documents. Restoragen shall have executed and delivered to each of the Lenders their respective Note and Warrant. Medtronic and SMS Securities, and their respective counsel, shall have received such other additional supporting documents and other information they reasonably may request, including, without limitation, an opinion of counsel in form and content reasonably satisfactory to Medtronic and SMS Securities.

     7.5) Resignations. Grant W. Denison, Jr. and Stephen W. Jenks shall have resigned from the Company's Board of Directors and Medtronic and SMS Securities shall have received copies of minutes of the Company's Board of Directors meeting putting into effect the other provisions of that certain proposed letter agreement between the Company and equity4life AG.

     7.6) Litigation. No suit, action or other proceeding shall be pending or threatened by any third party or by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement, and no investigation that might result in any such suit, action or other proceeding shall be pending or threatened.

     7.7) Legislation. No statute, rule, regulation, order, or interpretation shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transactions contemplated by this Agreement illegal.

     7.8) No Material Adverse Changes. Since the date of this Agreement, no events shall have occurred or circumstances arisen which are reasonably expected to have or result in a Material Adverse Effect upon Restoragen. Restoragen shall fully cooperate to enable each of Medtronic and SMS Securities to determine that this condition has been satisfied.

     7.9) Series F Waivers. Restoragen shall have received written waivers from the record holders of at least 75% of the outstanding Series F Preferred Stock waiving such holder's right to require Restoragen to redeem such holder's Series F Preferred Shares.

     7.10) Minimum Amount of Loans. An aggregate of $18,000,000 of Loans pursuant to this Agreement shall close simultaneously at the Closing; provided that this condition shall not excuse any Lender from tendering the amount of such Lender's loan set forth on Exhibit A.

                                   ARTICLE 8
                              REGISTRATION RIGHTS

     8.1) Demand Registrations.

          (a) Subject to the conditions of this Section 8.1, if the Company shall receive at any time after the date hereof a written request from Holder(s) of at least forty percent (40%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having a proposed aggregate offering price to the public of at least $1,000,000, then the Company shall, within 30 days after the receipt thereof, give written notice of such request to all Holders and, subject to the limitations of Section 8.1(b), effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

          (b) If the Holder(s) requesting such registration intends to distribute the Registrable Securities covered by its request by means of an underwriting, such Holder(s) shall so advise the Company as a part of the request made pursuant to this Section 8.1 and the Company shall include such information in the written notice referred to in Section 8.1(a). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Holders) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holder that initially requested the registration (which underwriter or underwriters shall be reasonably acceptable to the Company).

          (c) The Company shall not be obligated to effect more than two registrations pursuant to this Section 8.1. Further, the Company shall not be obligated to take any action to effect any registration pursuant to this Section 8.1 until the earliest to occur of:

     (i) the date that is three years after the date hereof, (ii) the first date as of which any other shareholder of the Company exercises a demand registration, or (iii) 180 days after the effective date of the registration statement pertaining to the first underwritten public offering of securities of the Company for its own account. Further, the Company shall not be obligated to effect a demand registration pursuant to this Section 8.1 if the Company furnishes to the Holders a certificate signed by the Chief Executive Officer stating that, in the good faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 8.1. The Company shall give written notice to the Holders of any demand made by other holders of securities of the Company for registration of such securities.

     8.2) Piggyback Registrations.

          (a) The Company shall notify all Holders of Registrable Securities in writing at least 30 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans and corporate reorganizations) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities of such Holder. Each Holder desiring to include in any such registration statement all or any part of such Holder's Registrable Securities shall, within 20 days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder of Registrable Securities decides not to include any or all of such Holder's Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (b) If the registration statement under which the Company gives notice under this Section 8.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
     Section 8.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provisions of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company and, second, to the Holders and any other selling shareholders on a pro rata basis based on the total number of securities held by such Holders and other selling shareholders and requested to be included in such registration.

     8.3 Form S-3 Registrations. If the Company receives from any Holder or Holders of Registrable Securities a written request or requests that the Company effect the registration under the Securities Act of all or a part of the Registrable Securities owned by such Holder or Holders by the filing with the SEC of a registration statement on Form S-3 covering such Registrable Securities, the Company will:

          (a) promptly give written notice of the proposed registration to all other Holders of Registrable Securities; and

          (b) as soon as practicable, effect such registration and, in connection therewith, make all such related qualifications and compliances as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 8.3: (i) if Form S-3 under the Securities Act is not available for such offering by the Holders, (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000, (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer stating that, in the good faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 8.3, (iv) in a given six-month period, the Company has effected one such registration during such period, (v) the registration request occurs within six months following the effective date of a registration initiated by the Company, or (vi) if one of the following has not occurred at the time of such request: (a) three years have elapsed since the effective date of this Agreement, (b) no other investor has exercised its right to demand registration, or (c) 180 days have not elapsed since the closing of the Company's initial public offering.

          (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

     8.4) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification, or compliance pursuant to
Section 8.1 or any registration under Section 8.2 or 8.3 shall be borne by the Company. All Selling Expenses incurred in connection with any such registration shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 8.1 or 8.3, the request of which has been subsequently withdrawn by the Holders, unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Company was aware but the Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 8.1 (in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the Holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to this Section 8.4, then the Holders shall not forfeit their rights pursuant to Section 8.1 to a demand registration.

     8.5) Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement, on such form as is then available to the Company in connection with such registration, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to nine months.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders within 20 days following the original filing of such registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in the light of the circumstances then existing.

          (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     8.6) Termination of Registration Rights. All registration rights granted under this Article 8 shall terminate and be of no further force and effect on the date that all Holders would be able to sell all of such Holder's remaining Registrable Securities, without limitation, under Rule 144(k) of the Securities Act.

     8.7) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 8.

     8.8) Indemnification. If any Registrable Securities are included in a registration statement under Section 8.1, 8.2, or 8.3:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, and directors of each Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, and each underwriter, if any, and each person, if any, who controls any underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer, director, underwriter, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
     Section 8.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, or controlling person of such Holder.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its officers and directors, each person, if any, who controls the Company within the meaning of the Securities Act, and each underwriter, if any, and each person, if any, who controls any underwriter within the meaning of the Securities Act or the Exchange Act, and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors, or officers or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, underwriter, controlling person, or other such Holder, or partner, director, officer, or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, underwriter, controlling person, or other Holder, or partner, officer, director, or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability, or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 8.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 2.8(b) exceed the proceeds from the offering received by such Holder unless the Violation is the result of fraud on the part of such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
     8.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party (or, if there is more than one indemnified party, the indemnifying party shall pay the fees and expenses of one counsel for any and all indemnified parties, to be mutually agreed upon by such indemnified parties), if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
     Section 8.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.8.

          (d) If the indemnification provided for in this Section 8.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages, or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage, or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the final prospectus is filed with the SEC pursuant to SEC Rule 424(b), such indemnity agreement shall not inure to the benefit of any person if a copy of such final prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim, or damage at or prior to the time such action is required by the Securities Act.

          (f) The obligations of the Company and Holders under this Section 8.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

     8.9) Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Article 8 may be assigned by a Holder to a transferee or assignee of Registrable Securities; provided, however, that no such transferee or assignee shall be entitled to registration rights under this Article 8 hereof unless it acquires Registrable Securities that represent at least 25 percent of the then-outstanding Registrable Securities (as adjusted for stock splits and combinations) and the Company shall, within 20 days after such transfer, be furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided, however, that a Holder's failure to provide such notice to the Company shall not in any way impair a Holder's right to make an assignment under this Section 8.9, but until such notice is provided, the Company may continue to treat the original Holder (and not the Holder's assignee) as the Holder of the registration rights. Notwithstanding the foregoing, rights to cause the Company to register securities may be assigned to any person or entity who is a subsidiary, parent, general partner, or limited partner of a Holder regardless of the number of securities transferred to such person or entity.

     8.10) Amendment of Registration Rights. Any provision of this Article 8 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of Registrable Securities representing at least 75% of the total of the then Registrable Securities. Any amendment or waiver effected in accordance with this Section 8.10 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Article 8, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     8.11) Limitation on Subsequent Registration Rights. If the Company grants to any other person or persons registration rights that are more favorable in any respect than the rights granted to the Holders hereunder, the Holders shall immediately be granted the same rights, and this Agreement shall be amended or deemed amended to include such more favorable rights.

     8.12) Registration Rights Separate From Other Registration Rights. The registration rights granted to any Holder hereunder shall be deemed to be separate and distinct from any other registration rights (the "Other Registration Rights") granted by the Company to any such Holders or any other holder of the Company's securities. In addition, any registration of Registrable Securities pursuant to the rights granted hereunder shall not affect the rights of any Holder or any other person under the Other Registration Rights, and any registration of the Company's securities under the Other Registration Rights shall not affect the rights of any Holder of Registrable Securities hereunder.

                                   ARTICLE 9
                                INDEMNIFICATION

     9.1) Indemnification of Medtronic. Restoragen shall indemnify, defend and hold harmless each of the Lenders and their respective subsidiaries, officers, directors and stockholders (such indemnitees referred to in this Article 9 as "Lenders") from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) ("Indemnifiable Losses"), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of Restoragen contained in this Agreement or any agreement, certificate contemplated by this Agreement or any agreement, certificate, or document executed and delivered by Restoragen pursuant hereto or in connection with any of the transactions contemplated by this Agreement.

     9.2) Indemnification of Restoragen. Each of the Lenders shall, severally and not jointly, indemnify, defend and hold harmless Restoragen and each of its subsidiaries, officers, directors and stockholders (such indemnitees referred to in this Article 9 as "Restoragen") from and against and in respect of any and all Indemnifiable Losses, resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of any representation, warranty, covenant or agreement of such Lender contained in this Agreement or any agreement, certificate or document executed and delivered by such Lender pursuant hereto or in connection with any of the transactions contemplated by this Agreement.

     9.3) Third-Party Claims. If a claim by a third party is made against an indemnified party and if the indemnified party intends to seek indemnity with respect thereto under this Article 9, such indemnified party shall promptly notify the indemnifying party of such claim; provided, however, that failure to give timely notice shall not affect the rights of the indemnified party so long as the failure to give timely notice does not adversely affect the indemnifying party's ability to defend such claim against a third party. The indemnified party shall not settle such claim without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. If the indemnifying party acknowledges in writing its indemnity obligations for Indemnifiable Losses resulting therefrom, the indemnifying party may participate at its own cost and expense in the settlement or defense of any claim for which indemnification is sought.

     9.4) Cooperation as to Indemnified Liability. Each party hereto shall cooperate fully with the other parties with respect to access to books, records, or other documentation within such party's control, if deemed reasonably necessary or appropriate by any party in the defense of any claim which may give rise to indemnification hereunder.

                                   ARTICLE 10
                                OTHER PROVISIONS

     10.1) Non-Disclosure. Each party agrees not to disclose or use (except as permitted or required for performance by the party receiving such Confidential Information of its rights or duties hereunder) any Confidential Information of the other party obtained during the term of this Agreement and for as long as such information is maintained as confidential by the disclosing party, but in any event, not less than a period of five (5) years after the receiving party's receipt of such Confidential Information. Each party further agrees to take appropriate measures to prevent any such prohibited disclosure by its present and future employees, officers, agents, subsidiaries, or consultants during such period.

     10.2) Further Assurances. At such time and from time to time on and after the date hereof upon request by any Lender, Restoragen will execute, acknowledge and deliver, or will use its reasonable best efforts cause to be done, executed, acknowledged and delivered, all such further acts, certificates and assurances that may be reasonably required for the better conveying, transferring, assigning, delivering, assuring and confirming to such Lender, or to its respective successors and assigns, the Notes, Warrants, Conversion Shares or Warrant Shares or to otherwise carry out the purposes of this Agreement and the agreements, documents and instruments contemplated hereby.

     10.3) Complete Agreement. The Schedules and Exhibits to this Agreement shall be construed as an integral part of this Agreement to the same extent as if they had been set forth verbatim herein. This Agreement, the Schedules and Exhibits hereto, constitute the entire agreement between the parties hereto with respect to the subject matters hereof and thereof and supersede all prior agreements whether written or oral relating hereto.

     10.4) Survival of Representations, Warranties and Agreements. The representations, warranties, covenant and agreements contained herein shall survive the Closing and remain in full force and effect; provided however, the representations and warranties shall expire on the second anniversary of the date hereof. No independent investigation of Restoragen by any of the Lenders, its counsel, or any of its agents or employees shall in any way limit or restrict the scope of the representations and warranties made by Restoragen in this Agreement.

     10.5) Waiver, Discharge, Amendment, Etc. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall not, absent an express written waiver signed by the party making such waiver specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. This Agreement may be amended in writing by Restoragen, and Lenders holding at least 75% of the aggregate amount of principal outstanding Notes; provided that (i) no amendment of Section 3.1 hereof may be made without Medtronic's written consent, and (ii) no amendment of Section 3.2 hereof may be made without Medtronic's and SMS Securities' written consent.

     10.6) Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Medtronic to:

     Medtronic, Inc.
     World Headquarters
     710 Medtronic Parkway, N.E.
     Minneapolis, MN  55432-5604
     Attention:  General Counsel
     FAX (763) 572-5459

with a copy to:

     Medtronic, Inc.
     World Headquarters
     710 Medtronic Parkway, N.E.
     Minneapolis, MN  55432-5604
     Attention:  Vice President and Chief Development Officer
     FAX (763) 505-2542

if to a Lender other than Medtronic, to the address specified on Exhibit A for such Lender if to Restoragen to:

     Restoragen, Inc.
     4130 N.W. 37th Street
     Lincoln, NE  68524-1637
     Attention:  Chief Financial Officer
     FAX  (402) 470-2245

     with a copy to:

     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, NY  10017
     Attention:  Lucy Fato, Esq.
     FAX  (212) 450-3596

     Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile) or on the day shown on the return receipt (if delivered by mail or delivery service).

     10.7) Public Announcement. In the event any party proposes to issue any press release or public announcement concerning any provisions of this Agreement or the transactions contemplated hereby, such party shall so advise the other parties hereto, and the parties shall thereafter use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued. Neither party will publicly disclose or divulge any provisions of this Agreement or the transactions contemplated hereby without the other parties' written consent, except as may be required by applicable law (including applicable SEC rules and regulations) or stock exchange regulation, and except for communications to employees.

     10.8) Expenses. Except as expressly provided herein, Restoragen and each of the Lenders shall pay their own expenses incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein. Notwithstanding the foregoing, Restoragen shall reimburse each of Medtronic and SMS Securities for up to $20,000 (each) of legal fees and expenses incurred in connection with the transactions provided for herein.

     10.9) Governing Law. The formation, legality, validity, enforceability and interpretation of this Agreement shall be governed by the laws of the State of Delaware.

     10.10) Titles and Headings; Construction. The titles and headings to the Articles and Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

     10.11) Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     10.12) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

     10.13) Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     10.14) Severability. If any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, if any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

     10.15) Effect of Conversion of Notes. The rights granted to Medtronic and/or the Lenders pursuant to Articles 3 and 8 shall survive the conversion of the Notes, except as otherwise specifically provided in such Article 3 or
Article 8.

     IN WITNESS WHEREOF, each of the parties has caused this Bridge Loan Agreement to be executed in the manner appropriate for each, and to be dated as of the date first above-written.


                                     RESTORAGEN, INC.


                                     By: /s/ David S. Walker
                                        ----------------------------------------
                                        Its: Senior Vice President and Chief
                                             Financial Officer


                                     MEDTRONIC INTERNATIONAL, LTD.


                                     By: /s/ Michael D. Ellwein
                                        ----------------------------------------
                                        Its: Vice President


                                     ADDITIONAL "LENDERS":


                                     /s/ Thomas Schmidheiny
                                     -------------------------------------------
                                         Thomas Schmidheiny


                                     EQUITY FOUR LIFE (BAHAMAS) LTD.


                                     By: /s/ Pirjo Saurin
                                        ----------------------------------------
                                         /s/ Linsey Leggatt Smith
                                        ----------------------------------------
                                        Its: Directors


                                     /s/ Bruno Hauser
                                     -------------------------------------------
                                         Bruno Hauser


                                     /s/ Walter Villiger
                                     -------------------------------------------
                                         Walter Villiger



                             [SIGNATURES CONTINUED]

                                     ROCKY MOUNTAIN ASSOCIATES S.A.


                                     By: /s/ Pablo Layer Espino
                                        ----------------------------------------
                                         /s/ Aida May Biggs
                                        ----------------------------------------
                                        Its:  Directors


ATTACHMENTS:

         Exhibit A - Schedule of Lenders
         Exhibit B - Form of Note
         Exhibit C - Security Agreement
         Exhibit D - Form of Warrant
         Schedule of Exceptions

                                   EXHIBIT A

                               Additional Lenders

                                                               Principal Amount
Name                                   Address                     (in USD)
----                                   -------                 ----------------

Thomas Schmidheiny                     Zucherstrasse 156        $  2,000,000
                                       CH-8645 Jona
                                       Switzerland

EquityFourLife (Bahamas) Ltd.          Attn:  Vanessa Colby     $  1,500,000*
                                       Ansbacher House
                                       Bank Lane
                                       P.O. Box N-7768
                                       Nassau, Bahamas

Bruno Hauser                           Gubelweg 9               $     500,000
                                       CH-8442 Hettlingen
                                       Switzerland

Walter Villiger                        Hurdnerstrasse 10        $  1,000,000
                                       Postfach 1474
                                       CH-8640 Hurden
                                       Switzerland

Rocky Mountain Associates S.A.         53rd Street              $  3,000,000
                                       Urbanicazion Obarrio     ------------
                                       Torre Swiss Bank
                                       16th Floor
                                       Panama,
                                       Republic of Panama


Total from Additional Lenders                                   $  8,000,000

Loan from Medtronic                                             $ 10,000,000
                                                                ============

         Total Loans:                                           $18,000,000


*including $1,000,000 already advanced to Restoragen on 11/28/01 to cover salary expenses of the Company.